Exhibit 10.2

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated as of May 21, 2008, by and among RAPTOR PHARMACEUTICALS CORP., a Delaware corporation (the “Company”), and the individuals and entities identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”) and shall become effective immediately subsequent to the Closing of the Purchase Agreement.

RECITALS

A.        The Company and the Purchasers are parties to that certain Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) whereby, among other things, the Purchasers are purchasing from the Company, and the Company is selling to the Purchasers, upon the terms and conditions set forth in the Purchase Agreement, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase Common Stock of the Company.

B.        The Company and the Purchasers wish to amend the Purchase Agreement as provided herein.

NOW THERFORE, in consideration of the premises and mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.       Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

Section 2.       Acknowledgement of Corrections of Typographical Errors. Each of the parties hereto understands and agrees that certain of the Purchasers submitted to the Company, along with their subscriptions, drafts of the Purchase Agreement containing the following typographical errors: (1) the date set forth as “March ____, 2008” as opposed to “_____, 2008” and (2) the Purchase Price set forth as “$0.60” as opposed to “$0.50”, and that such typographical errors will not govern such subscriptions. The aforementioned subscriptions, as well as all other subscriptions made pursuant to the Purchase Agreement, will be governed by the Purchase Agreement, as dated as of the date hereof, pursuant to which the Purchase Price for each Share and related Warrant (together, a unit) is set forth as $0.50.

Section 3.	Amendments to Purchase Agreement.

3.1       The amount “$6 million” set forth in the second full paragraph of the Introduction of the Purchase Agreement is hereby amended and restated to read “$10 million”.

3.2       The first sentence set forth in Section 1.4 of the Purchase Agreement is hereby amended and restated as follows:

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“After the Closing, additional Shares (which, together with the Shares issued at the Closing, shall not exceed 20 million shares in the aggregate), and additional Warrants (which, together with the Warrants issued at the Closing, shall not represent the right to acquire more than 10 million shares of Warrant Shares in the aggregate) may be issued at the discretion of the Company at one or more subsequent closings (each a “Subsequent Closing”) which are held on or before June 30, 2008.”

3.3       Section 3.2 of the Purchase Agreement is hereby amended and restated as follows:

“Section 3.2 Questionnaires. The Purchaser has completed the Accredited Purchaser Qualification Questionnaire, in the form of EXHIBIT C attached hereto, and has submitted such Accredited Purchaser Qualification Questionnaire to the Company in connection with its purchase of the Securities. The Accredited Purchaser Qualification Questionnaire was accurate and correct when delivered and is accurate and correct as of the date hereof. In addition to completing and delivering the aforementioned Accredited Purchaser Qualification Questionnaire to the Company, if the Purchaser is resident in or otherwise subject to the laws of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Nova Scotia, New Brunswick, Prince Edward Island or Newfoundland and Labrador and (i) is purchasing the Securities as an “accredited investor” as defined in NI 45-106, the Purchaser has duly completed and executed copy of the Accredited Investor Status Certificate in the form attached hereto as EXHIBIT D; or (ii) is purchasing a sufficient number of units so that the aggregate Purchase Price payable by the Purchaser will not be less than $150,000, the Purchaser has duly completed and executed copy of the Minimum Amount Investment Status Certificate in the form attached hereto as EXHIBIT E and the information contained therein is true and correct and the representations, warranties and covenants contained in the applicable schedules attached hereto will be true and correct both as of the date of execution of this Subscription Agreement and on the Closing Date.” In addition to completing and delivering the aforementioned, the Purchaser agrees to provide any additional information that is requested by the Company in order to confirm that such Purchaser has complied with any applicable securities laws to which it is subject.

3.4       Clause (iii) of Section 3.12(b) of the Purchase Agreement is hereby amended and restated as follows:

“(iii) each Placement Agent, other than Baltic Consulting Group, Inc., is an affiliate of the Company,”

3.5       Clause (iv) of Section 3.12(b) of the Purchase Agreement is hereby amended and restated as follows:

“(iv) the Company will pay to each Placement Agent expenses incurred by it in connection with the Offering that are pre-approved by the Company,”

3.6       The definition of “Accredited Equities Incorporated” set forth in Section 7.1 of the Purchase Agreement is hereby deleted in its entirety.

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3.7       The definition of “Limetree Capital” set forth in Section 7.1 of the Purchase Agreement is hereby deleted in its entirety.

3.8       The definition of “Placement Agents” set forth in Section 7.1 of the Purchase Agreement is hereby amended and restated as follows:

“Placement Agents” means, collectively, Accredited Equities Incorporated, Limetree Capital, and Baltic Consulting Group, Inc.”

3.9       The first sentence set forth in Section 8.7(a) of the Purchase Agreement is hereby amended and restated as follows:

“This Agreement (including all schedules and exhibits hereto), each other Transaction Agreement, and any confidentiality agreement entered into between the Company and a Purchaser (which confidentiality agreement shall continue to be in full force and effect) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.”

3.10     The signature page to the Purchase Agreement is hereby amended and restated and replaced with the signature page to this Amendment, substituting, “SECURITIES PURCHASE AGREEMENT” in the concluding clause in place of “AMENDMENT TO SECURITIES PURCHASE AGREEMENT” and substituting “[Siganature Page to Securities Purchase Agreement]” in the footer in place of “[Siganature Page to Amendment to Securities Purchase Agreement]”.

3.11     Except with respect to the signature page to the Purchase Agreement, such changes as addressed in Section 3.10 hereof, the document identification number, “LEGAL_US_W # 58371334.10”, as set forth in the footer of each pate to the Purchase Agreement is hereby amended and restated and replaced with the following document identification number: “LEGAL_US_W # 58911262.1”.

Section 4.       Composite Purchase Agreement. Each of the parties hereto understands and agrees that the Company is hereby authorized to prepare the Purchase Agreement as a composite document consisting of the Purchase Agreement, as amended by this Amendment, such that any Purchaser that is made a party to the Purchase Agreement subsequent to the date hereof shall, in order to become a party thereto, and in addition to any other actions to be taken or documents required to be executed and delivered pursuant thereto, execute the composite Purchase Agreement.

Section 5.       References. All references in the Purchase Agreement to “Agreement,” “herein,” “hereof,” or terms of like import referring to the Agreement or any portion thereof are hereby amended to refer to the Purchase Agreement as amended by this Amendment.

Section 6.       Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Purchase Agreement (including all schedules and exhibits thereto) shall remain in full force and effect in all respects. No other Transaction Agreement and no confidentiality agreement entered into between the Company and any Purchaser are being amended or modified hereby and shall continue to be in full force and effect.

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Section 7.       Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. Each of the parties hereto irrevocably submits and consents to the exclusive jurisdiction of the courts of the State of California located in Marin County and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Amendment and the transactions contemplated hereby. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AMENDMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 8.       Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:

Raptor Pharmaceuticals Corp.

9 Commercial Boulevard, Suite 200

Novato, CA 94949

Attn: Christopher Starr, Ph.D., CEO

Fax: 415-382-1368

Email: cstarr@raptorpharma.com

With copies to (which copies shall not constitute notice to the Company):

Paul, Hastings, Janofsky & Walker, LLP

515 South Flower Street, 25th Floor

Los Angeles, CA 90071-2228

Attn:	Siobhan McBreen Burke

Fax: 213-627-0705

Email: siobhanburke@paulhastings.com

If to a Purchaser: To the address set forth immediately below such Purchaser’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

Section 9.       Successors and Assigns. This Amendment is binding upon and inures to the benefit of the parties, each other Purchaser, and their successors and permitted assigns. No

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Purchaser may assign this Amendment or any rights or obligations hereunder without the prior written consent of the Company.

Section 10.     Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto, each other Purchaser, their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 11.     Further Assurances. Each party, and each other Purchaser, will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

Section 12.     No Strict Construction. The language used in this Amendment is deemed to be the language chosen by the parties, and each other Purchaser, to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 13.     Counterparts. This Amendment may be executed and delivered (including by facsimile) in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

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IN WITNESS WHEREOF, the Company and the undersigned Purchasers have caused this AMENDMENT TO SECURITIES PURCHASE AGREEMENT to be duly executed as of the date first above written.

COMPANY:
RAPTOR PHARMACEUTICALS CORP. By: /s/ Kim R. Tsuchimoto
Name: Kim R. Tsuchimoto Its: Chief Financial Officer

PURCHASERS:
ARAN ASSET MANAGEMENT By: /s/ Michael C. Thalmann
Name: Michael C. Thalmann Its: Chairman and Chief Executive Officer
WINTON CAPITAL HOLDINGS LTD. By: /s/ Andrew Meade
Name: Andrew Meade Its: Director
BRAHMA FINANCE (BVI) LIMITED By: /s/ Nicholas Braham
Name: Nicholas Braham
CAT BROKERAGE By: /s/ M. Buergi
Name: M. Buergi Its: Managing Director
By: /s/ M. Berchtold
Name: M. Berchtold Its: Managing Director

[Siganature Page to Amendment to Securities Purchase Agreement]

ERROL BOME By: /s/ Errol Bome
Name: Errol Bome
JOSAN CONSULTANTS PTY LTD. By: /s/ Mark Davis
Name: Mark Davis Its: Director
NITRO-GEN PTY LTD. ATF CURSON FAMILY TRUST By: /s/ Gregory Curson
Name: Gregory Curson
DEXAMENOS DEVELOPPEMENT, SA By: /s/ Laurant Heligier
Name: Laurant Heligier
By: /s/ Michelle DelFosse
Name: Michelle DelFosse

[Purchaser Siganature Page to Amendment to Securities Purchase Agreement]